                                                                 EXHIBIT (a)(iv)

                         NOTICE OF GUARANTEED DELIVERY
                                WITH RESPECT TO
                                 PRIMEDIA INC.
              (FORMERLY KNOWN AS K-III COMMUNICATIONS CORPORATION)
                  $9.20 SERIES E EXCHANGEABLE PREFERRED STOCK

    This form must be used by a holder of the $9.20 Series E Exchangeable Preferred Stock (the "OLD PREFERRED STOCK") of PRIMEDIA Inc. (formerly known as K-III Communications Corporation) ("PRIMEDIA") who wishes to tender shares of Old Preferred Stock to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer--Guaranteed Delivery Procedures" of the Prospectus dated January 16, 1998 (the "PROSPECTUS") and in Instruction 2 to the Letter of Transmittal. Any holder who wishes to tender shares of Old Preferred Stock pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

    To: The Bank of New York, Exchange Agent

           BY MAIL:                BY FACSIMILE TRANSMISSION:          BY HAND OR OVERNIGHT
       Tender & Exchange           (For Eligible Institutions                COURIER:
          Department                          Only)                      Tender & Exchange
        P.O. Box 11248                   (212) 815-6213                     Department
     Church Street Station            CONFIRM FACSIMILE BY              101 Barclay Street
    New York, NY 10286-1248                TELEPHONE:               Receive and Deliver Window
                                     (For Confirmation Only)            New York, NY 10286
                                         (800) 507-9357

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

    The undersigned hereby tenders to PRIMEDIA, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares of Old Preferred Stock specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal. The undersigned hereby tenders the shares of Old Preferred Stock listed below:

        CERTIFICATE NUMBER(S) (IF KNOWN)            NUMBER OF SHARES      NUMBER OF SHARES
        OF SHARES OF OLD PREFERRED STOCK              REPRESENTED             TENDERED

/ / The Depositary Trust Company
  (check if Old Preferred Stock will be tendered by book-entry transfer)
Account Number: ________________________________________________________________

                                   SIGN HERE
Name of Holder: ________________________________________________________________
Signature(s): __________________________________________________________________
Name(s) (PLEASE PRINT): ________________________________________________________
Address: _______________________________________________________________________
         _______________________________________________________________________
Telephone Number: ______________________________________________________________
Date: __________________________________________________________________________

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the shares of Old Preferred Stock tendered hereby in proper form for transfer and any other required documents, all by 5:00 p.m., New York City time, on the third business day following the Expiration Date.

                                   SIGN HERE
                        Name of firm: __________________
                        Authorized Signature: __________
                        Name (PLEASE PRINT): ___________
                        Address: _______________________
                                 _______________________
                                 _______________________
                        Telephone Number: ______________
                        Date: __________________________

DO NOT SEND SHARES WITH THIS FORM. ACTUAL SURRENDER OF SHARES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

    1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that the holder use an overnight or hand delivery service. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 2 of the Letter of Transmittal.

    2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Preferred Stock referred to herein, the signature must correspond with the name(s) written on the face of the shares of Old Preferred Stock without alteration, enlargement, or any change whatsoever.

    If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any shares of Old Preferred Stock listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the shares of Old Preferred Stock.

    If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

    3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.